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                                                               EXHIBIT 10(a)(4).

                        STOCK PLEDGE SECURITY AGREEMENT
                                  (SECURITIES)

         AGREEMENT by and between KOGER EQUITY, INC., ("Lender") and THOMAS J. CROCKER ("Borrower") dated as set forth in subsection 1.5 below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement (as defined below).

         1.       DEFINITIONS

                  The terms set forth below shall be defined as follows:

                  1.1 "Account" means securities account number 040-21651 at Bear, Stearns Securities Corp.

                  1.2      "Borrower" means Thomas J. Crocker, an individual.

                  1.3 "Borrower's Address" is: 3580 Polo Drive, Gulf Stream, Florida 33483.

                  1.4      "Borrower's Collateral" means (i) the Loan Stock;
                           (ii) the Account, all funds, Financial Assets and Investment Property therein and all certificates and instruments from time to time representing or evidencing the Account or any funds, securities, investments, Financial Assets, Investment Property or other property deposited and held in the Account (including, without limitation, all Loan Stock deposited in the Account) and all other property or rights assigned or allocable to the Account; (iii) all notes, certificates of deposit, deposit amounts, checks and other investments from time to time hereafter delivered to or otherwise possessed by Borrower in substitution for any or all of the foregoing; (iv) all interest, cash, instruments and other property from time to time received, receivable, or distributed in respect of any or all of the foregoing; (v) all Security Entitlements of Borrower in or with respect to any and all of the foregoing; (vi) all rights of Borrower under the Control Agreement; and (vii) all proceeds of any and all of the foregoing.

                  1.5 "Collateral Account Control Agreement" means that certain Account Control Agreement among Lender, Bear, Stearns Securities Corp. and Borrower being executed contemporaneously herewith.

                  1.6 "Date of Agreement" is: dated as of February 17, 2000.

                  1.7 "Event of Default" means each and every event specified in Section 4 of this Agreement.


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                  1.8      "Lender's Address" is: 8880 Freedom Crossing Trial,
                           Jacksonville, Florida 32256.

                  1.9 "Loan" means that certain loan from Lender to Borrower as set forth in the Loan Agreement and as evidenced by the Notes.

                  1.10 "Loan Agreement" means the Stock Purchase and Loan Agreement between Borrower and Lender being executed herewith.

                  1.11 "Loan Amount" means the total amount of the loan from Lender to Borrower as set forth in the Notes which amount is sufficient to enable Borrower to purchase up to a maximum of 500,000 shares of Lender's common stock as provided in the Loan Agreement.

                  1.12 "Loan Stock" means the common stock of the Lender purchased by Borrower with proceeds from the Loan.

                  1.13 "Notes" means the 25% Recourse Note and the No Recourse Note both as described in the Loan Agreement.

                  1.14 "Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to the Loan Agreement and the Notes and all interest, taxes, fees, charges, expenses and reasonable attorneys' fees chargeable to Borrower or incurred by Lender under this Agreement, or any other document or instrument delivered in connection with the Loan Agreement.

                  1.15 "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of Florida and in effect from time to time.

                           To the extent not defined in Section 1 or the Loan Agreement, unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings attributed to them by the Uniform Commercial Code in force in the State of Florida, as of the Date of Agreement, to the extent that same are used or defined therein.

                           To the extent not defined in Section 1, unless the context otherwise requires, all other accounting terms contained in this Agreement shall have the meanings attributed to them by generally accepted accounting principals, as of the Date of Agreement, to the extent that same are used or defined therein.

         2.       GRANT OF SECURITY INTEREST

                           To secure payment and performance of Borrower's obligations and duties under the terms of the Loan Agreement and the Notes, Borrower hereby


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                           pledges, assigns and transfers to Lender, and grants
                           to Lender a continuing lien on and security interest in and to Borrower's Collateral.

         3. SPECIFIC REPRESENTATIONS, WARRANTIES AND COVENANTS WITH RESPECT TO BORROWER'S COLLATERAL

                  With respect to Borrower's Collateral, Borrower hereby represents and warrants and covenants with Lender, as follows:

                  3.1 Borrower agrees to reimburse Lender, on demand, for any amounts paid or advanced by Lender for the purpose of preserving Borrower's Collateral or any part thereof and/or any liabilities or expenses incurred by Lender as the transferee or holder of Borrower's Collateral.

                  3.2      Lender shall be under no duty to:

                           3.2.1 Collect or protect Borrower's Collateral or any proceeds thereof or give any notice with respect thereto.

                           3.2.2 Preserve the rights of Borrower with respect to Borrower's Collateral against prior parties.

                           3.2.3 Preserve rights against any parties to any instrument or chattel paper which may be a part of Borrower's Collateral.

                           3.2.4 Sell or otherwise realize upon Borrower's Collateral.

                           3.2.5    Seek payment from any particular source.

                           Without limiting the generality of the foregoing, Lender shall not be obligated to take any action in connection with any conversion, call, redemption, retirement, or any other event relating to any of Borrower's Collateral.

                  3.3 Lender shall exercise reasonable care in the custody and preservation of Borrower's Collateral to the extent required by applicable statute and use its best efforts to take such action as the Borrower may reasonably request in writing but the failure to do any such act shall not be deemed a failure to exercise reasonable care.

                  3.4 Borrower will not withdraw any money or property from the Account, nor sell nor offer to sell nor otherwise transfer any portion of the Borrower's Collateral, except upon Crocker's payment to Lender of the "Per Share


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                           Release Price" from the proceeds derived from the
                           sale of the Loan Stock as provided in Section 2.2(E) of the Loan Agreement. Such sums or securities may be withdrawn only upon notice to and the prior written consent of Lender which shall not be withheld provided that Crocker pays Lender the Per Share Release Price. Lender acknowledges that the total value of the Account may exceed the Loan Amount, but that Lender's right to recovery upon the Loan Agreement, the Notes and this Agreement shall be limited to the amounts specified in the Notes. If no Event of Default has occurred or is continuing, Borrower may make trades in such account. Borrower may exercise any voting or consensual rights with respect to the Borrower's Collateral.

                  3.5 If the Borrower's Collateral is in a securities account maintained by Borrower or on behalf of Borrower at a third party, Borrower will furnish or cause to be furnished to Lender a control agreement signed by Borrower and such third party pursuant to which such third party agrees, among other things, to take no instructions with respect to the Borrower's Collateral, except as provided in such agreement.

         4.       EVENTS OF DEFAULT AND ACCELERATION

                  4.1 The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                           4.1.1 Failure to perform or observe any covenant, term or agreement herein set forth or set forth in the Notes beyond any applicable grace period;

                           4.1.2 Occurrence of any Event of Default beyond any applicable grace period provided for in the Loan Agreement;

                           4.1.3 Termination of the Account except as permitted by the Collateral Account Control Agreement; and

                           4.1.4 Termination of any Collateral Account Control Agreement except as provided in such agreement.

                  4.2 If any Event of Default shall occur and be continuing beyond any applicable grace period, then or at any time thereafter, while such Event of Default shall continue, Lender may declare all Obligations to be due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Borrower.

                  4.3 If any Event of Default shall occur hereunder or under the Loan Agreement, Borrower shall, if required by Lender, cease making trades in the Account.


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         5.       RIGHTS AND REMEDIES

                  Lender shall have the rights and remedies set forth in the Loan Agreement, together with:

                  5.1 The right to proceed at law or in equity against the Account and without demand or advertisement (which are hereby waived) but on ten (10) days prior written notice to Borrower, to sell, assign and deliver the whole or any of the Borrower's Collateral at any time or times, at such prices as it may deem best, either at any broker's board or at public or private sale in Florida or elsewhere; and at any sale at broker's board or at public auction, Lender may purchase and hold the whole or any part of the Borrower's Collateral sold, free from any claim or right of redemption of Borrower and the Borrower's Collateral sold may be retained by Lender until the selling price is paid by the purchaser; Lender shall incur no liability in the case of the failure of the purchaser to take up and pay for the Borrower's Collateral so sold, and in the event of such failure, the Borrower's Collateral may again be sold; and upon the sale of any Borrower's Collateral, the Lender shall apply the net proceeds thereof to the payment of expenses of such sale and the reduction in payment of the Loan Amount, accounting to Borrower for any surplus.

                  5.2 The right to file a copy (including a carbon, photographic or other reproduction) of this Security Agreement in lieu of a financing statement.

         6.       GENERAL PROVISIONS

                  6.1 This Agreement is a security agreement within the meaning of the Uniform Commercial Code in force in the State of Florida.

                  6.2 The terms and conditions set forth in the Loan Agreement shall be fully applicable and are incorporated herein as terms and conditions of this Agreement.

         7.       WAIVER OF JURY TRIAL

                  BORROWER WAIVES TRIAL BY JURY AND CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON COURTS OF THE STATE OF NEW JERSEY OR OF THE FEDERAL DISTRICT OF FLORIDA, AND EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE ON BORROWER BY MAILING A COPY OF THE SUMMONS TO


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                  BORROWER AT BORROWER'S ADDRESS. LENDER LIKEWISE WAIVES TRIAL
                  BY JURY.


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         IN WITNESS WHEREOF, the undersigned has set his hand and seal as of the day and year first written above.

                                    LENDER:

                                    KOGER EQUITY, INC., a Florida corporation

                                    By: /s/ W. Lawrence Jenkins
                                       ----------------------------------------
                                    Name: W. Lawrence Jenkins
                                         --------------------------------------
                                    Title: Vice President
                                          -------------------------------------



                                    BORROWER:

                                    By: /s/ Thomas J. Crocker
                                       ----------------------------------------
                                       Thomas J. Crocker, individually


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